Exhibit 99.1
Echo Therapeutics Announces Strategic Partnership with Medical Technologies Innovation Asia (MTIA)

Echo to receive a $10 million cash investment from MTIA and Platinum Partners

Company will withdraw the offering identified in recent Form S-1 filing

Philadelphia, PA – December 10, 2013 – Echo Therapeutics, Inc. (Nasdaq: ECTE) (“Echo”), a medical device company developing its Symphony® CGM System as a non-invasive, wireless continuous glucose monitoring system, today announced that it entered into a strategic collaboration agreement with Medical Technologies Innovation Asia (MTIA), Ltd., Hong Kong, for a license arrangement and equity investment in Echo. Under the terms of the License, Development and Commercialization Agreement, dated December 9, 2013, between MTIA and Echo (the “Agreement”), Echo granted MTIA rights to develop, manufacture, market and distribute Echo’s Symphony CGM System on an exclusive basis for the Chinese market, including the Peoples’ Republic of China, Hong Kong, Macau and Taiwan.

Under the terms of the Agreement, MTIA is responsible for development costs, as well as manufacturing and marketing costs, relating to the Symphony CGM System for the Chinese market, and for obtaining regulatory approval for the product in the licensed territories.  Upon the earlier of regulatory approval from the China Food and Drug Administration or upon Echo’s termination of the Agreement, MTIA is entitled to reimbursement of development costs up to $1.5 million in the form of shares of Echo’s common stock valued at $2.71, which was the NASDAQ closing price on December 9, 2013.  The parties will share net sales of the product generated in the territory.  The term of the Agreement is ten (10) years, subject to certain rights to earlier termination for breach, change of control and certain performance obligations.

The worldwide market for glucose monitoring devices is approximately $10 billion, and is largely composed of blood glucose meters and test strips which provide single blood glucose values. Symphony has the potential to offer a non-invasive, continuous glucose monitoring solution for use in the emerging hospital market. This strategic partnership offers Echo both the potential to accelerate Symphony’s commercialization in China and to access to the Chinese market, where MTIA has established sales channels in more than 1,000 hospitals spanning the country’s provinces.

“This collaboration addresses a specific market need in China and we believe that, with our medical device expertise and extensive sales channels, the Symphony CGM System has the potential to revolutionize the standard of care for glucose monitoring in China,” said Bai Ge, Managing Director of MTIA. “We are exceptionally pleased to work together with Echo and look forward to a long and productive partnership.”

As partial consideration for the Agreement, MTIA and its affiliate purchased 1,818,182 shares of Echo’s common stock, par value $0.01 per share, at $2.75 per share, a premium to NASDAQ’s closing market price of Echo’s common stock on December 9, 2013. MTIA will also receive 181,818 warrants, having a five-year term and an exercise price of $2.75 per warrant.  The warrants are exercisable commencing on June 9, 2014.  Additionally, Platinum Partners and certain of its affiliates, increased their position in Echo by purchasing 69,569 shares of Echo’s common stock at $2.75 per share, a premium to NASDAQ’s closing market price on December 9, 2013. Platinum is also purchasing 1,748,613 shares of Series E Convertible Preferred Shares at a purchase price of $2.75 per share which are convertible into shares of Echo’s common stock on a one-for-one basis.  Platinum will also receive 181,818 warrants on the same terms and conditions as the warrants issued to MTIA.  The securities are subject to certain piggy-back registration rights.  As a result of the investment in the Company of $10 million, Echo will withdraw the registration statement on Form S-1 filed by the Company on December 2, 2013. The Company had filed the Form S-1 as a potential back-up financial alternative in the event that negotiations with MTIA were not successful.

“We are excited to be working with MTIA in this new relationship to meet the growing glucose monitoring needs in China. We believe MTIA’s expertise and relationships in China will enhance Echo’s success in this region and our overall value proposition,” said Robert F. Doman, Executive Chairman and Interim CEO of Echo Therapeutics, Inc. “In addition to strengthening the balance sheet, this $10 million cash infusion, following the recent positive clinical results for use of our Symphony CGM System, represents an important achievement for Echo as we progress toward regulatory clearance.”

“Platinum’s decision to invest in Echo at this time reflects our view of the Company’s opportunity for future growth and confidence in the technology and we congratulate the new management and the Board of Directors for working diligently to close this deal which we are confident will create shareholder value and help deliver against the Company’s strategic goals. As a result of the MTIA collaboration, we believe that Echo can leverage MTIA’s manufacturing and clinical development skills and capitalize on the significant Chinese market,” said Michael M. Goldberg M.D., Principal of Platinum-Montaur Life Sciences, LLC. “This investment reinforces Platinum’s long-term commitment to Echo.”

"The Company is pleased to finally have the opportunity to arrange this constructive financing with Platinum and to partner with MTIA, who was introduced to us by Platinum, after extensive due diligence and product development analyses. Although this joint process took more time than all three parties initially anticipated, its comprehensive and cooperative nature has been highly beneficial to the alignment of our interests and that of all of our shareholders," added Robert Doman.

About Medical Technologies Innovation Asia

Medical Technologies Innovation Asia (MTIA) is a fully integrated medical device company focused on accelerating and delivering game-changing technologies that improve existing standards of care to meet unmet significant clinical needs and challenges, especially in oncology, diabetic, cardiovascular and other aging-related disease. Headquartered in Hong Kong, the company has manufacturing and sales facilities throughout mainland China. MTIA has established sales channels in more than 1,000 hospitals across China’s provinces, including national, top-tier regional and military institutions. MTIA is also the leading investor to pilot a number of State-Owned Enterprise giants of China in the healthcare area plus one of the potentially biggest market capitalization pharmaceutical companies who also has dramatic marketing and sales presence in the diabetic and cardiovascular disease treatment field.

About Echo Therapeutics

Echo Therapeutics is developing the Symphony CGM System as a non-invasive, wireless, continuous glucose monitoring system for use initially in the critical care setting. Significant opportunity also exists for Symphony to be used in the hospital beyond the critical care setting, as well as in patients with diabetes in the outpatient setting. Echo is also developing its needle-free skin preparation component of Symphony, the Prelude® SkinPrep System, as a platform technology to enhance delivery of topical pharmaceuticals.

Cautionary Statement Regarding Forward Looking Statements

The statements in this press release that are not historical facts, including Symphony’s market potential and its commercialization in China, may constitute forward-looking statements that are based on current expectations and are subject to risks and uncertainties that could cause actual future results to differ materially from those expressed or implied by such statements. Those risks and uncertainties include, but are not limited to, risks related to regulatory approvals and the success of Echo's ongoing studies, including the safety and efficacy of Echo's Symphony CGM System, the failure of future development and preliminary marketing efforts related to Echo's Symphony CGM System, Echo's ability to secure additional commercial partnering arrangements, risks and uncertainties relating to Echo's and its partners' ability to develop, market and sell the Symphony CGM System, the availability of substantial additional equity or debt capital to support its research, development and product commercialization activities, and the success of its research, development, regulatory approval, marketing and distribution plans and strategies, including those plans and strategies related to its Symphony CGM System. These and other risks and uncertainties are identified and described in more detail in Echo's filings with the Securities and Exchange Commission, including, without limitation, its Annual Report on Form 10-K for the year ended December 31, 2012, its Quarterly Reports on Form 10-Q, and its Current Reports on Form 8-K. Echo undertakes no obligation to publicly update or revise any forward-looking statements.

For More Information:
Christine H. Olimpio
Director, Investor Relations and Corporate Communications
(215) 717-4104
colimpio@echotx.com

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